UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 1, 2021

Civitas Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 17th Street, Suite 1400 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 440-6100

Bonanza Creek Energy, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CIVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On November 1, 2021 (the “Closing Date”), Civitas Resources, Inc., a Delaware corporation formerly named Bonanza Creek Energy, Inc. (the “Company”), completed (i) its previously announced “merger of equals” with Extraction Oil & Gas, Inc., a Delaware corporation (“Extraction”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of May 9, 2021, by and among the Company, Raptor Eagle Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Raptor Eagle Merger Sub”), and Extraction (as amended, the “Extraction Merger Agreement”), and (ii) its previously announced acquisition of CPPIB Crestone Peak Resources America Inc., a Delaware corporation (“Crestone Peak”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of June 6, 2021, by and among the Company, Raptor Condor Merger Sub 1, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub 1”), Raptor Condor Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub 2”), Crestone Peak Resources LP (“CPR”), Crestone Peak, Crestone Peak Resources Management LP and Extraction (the “Crestone Merger Agreement” and together with the Extraction Merger Agreement, the “Merger Agreements”) (collectively, the “Closing”). Upon consummation of the Extraction Merger, the Company changed its name from “Bonanza Creek Energy, Inc.” to “Civitas Resources, Inc.” On November 2, 2021, the first trading day following the Closing Date, common stock of the Company, par value $0.01 per share (the “Company Common Stock”) began trading on the New York Stock Exchange (“NYSE”) under the new name and new ticker symbol “CIVI.”

Extraction Merger

Pursuant to the Extraction Merger Agreement, at the effective time of the Extraction Merger (as defined below) (the “Extraction Merger Effective Time”), (i) Raptor Eagle Merger Sub merged with and into Extraction (the “Extraction Merger”), with Extraction continuing its existence as the surviving corporation as a wholly owned subsidiary of the Company following the Extraction Merger (the “Extraction Surviving Corporation”), (ii) each share of common stock, par value $0.01 per share, of Extraction (the “Extraction Common Stock”) issued and outstanding as of immediately prior to the Extraction Merger Effective Time was converted into the right to receive 1.1711 shares of Company Common Stock for each of share of Extraction Common Stock (the “Extraction Exchange Ratio”), with cash paid in lieu of the issuance of fractional shares, if any, and (iii) each holder of Extraction Common Stock received a total dividend equalization payment, as part of the Extraction Merger consideration, of approximately 0.017225678 shares of Company Common Stock per share of Extraction Common Stock related to the Company’s June 30, 2021 and September 30, 2021 dividends, with cash paid in lieu of the issuance of fractional shares, if any. Following the Extraction Merger and prior to the Crestone Peak Merger (as defined below), persons who were stockholders of Extraction immediately prior to the Extraction Merger owned approximately 50% of the combined company and persons who were stockholders of the Company immediately prior to the Extraction Merger owned approximately 50% of the combined company.

Additionally, pursuant to the Extraction Merger Agreement, at the Extraction Merger Effective Time, each outstanding award of restricted stock units (including those subject to performance-based vesting conditions) issued pursuant to Extraction’s 2021 Long Term Incentive Plan

(the “Extraction Equity Plan”) that was outstanding immediately prior to the Extraction Merger Effective Time and that by its terms did not settle by reason of the occurrence of the closing of the Extraction Merger (each, an “Extraction RSU Award”) was assumed by the Company and converted into a number of restricted stock units with respect to shares (rounded to the nearest number of whole shares) of Company Common Stock (such restricted stock unit, a “Converted RSU”) equal to the product of the number of Extraction Common Stock subject to the Extraction RSU Award immediately prior to the Extraction Merger Effective Time multiplied by the Extraction Exchange Ratio, effective as of the Extraction Merger Effective Time.

As of the Extraction Merger Effective Time, each Converted RSU continued to be governed by the same terms and conditions (including vesting and forfeiture) that were applicable to the corresponding Extraction RSU Award immediately prior to the Extraction Merger Effective Time. However, any Extraction RSU Award subject to performance-based vesting conditions continued to be measured pursuant to the same terms and conditions of the underlying Extraction RSU Award in effect as of immediately prior to the Extraction Merger Effective Time. In addition, Converted RSUs subject to performance-based vesting conditions held by certain Extraction executives provide that, in the event such individual’s employment is terminated for death, disability, by the Company for any reason other individual for good reason, in each case, on or within twelve months following the Closing Date, the portion of such individual’s Converted RSU subject to performance-based vesting conditions shall, effective as of such individual’s termination date, immediately vest in full based on deemed achievement of any applicable performance goals at the maximum level of performance. Further, effective as of immediately prior to the Extraction Merger Effective Time, each award of deferred stock units granted under the Extraction Equity Plan and held by a member of the Extraction board who is not a designee of Extraction for appointment to the Company’s Board of Directors (the “Board”) as of the Extraction Merger Effective Time immediately vested in full.

Additionally, at the Extraction Merger Effective Time, in accordance with the terms of (i) the Extraction Tranche A warrants to purchase Extraction Common Stock, issued pursuant to that certain Warrant Agreement by and between Extraction and American Stock Transfer & Trust Company, LLC, as warrant agent, dated as of January 20, 2021 (the “Tranche A Warrants”), and (ii) the Extraction Tranche B warrants to purchase Extraction Common Stock, issued pursuant to that certain Warrant Agreement by and between Extraction and American Stock Transfer & Trust Company, LLC, as warrant agent, dated as of January 20, 2021 (the “Tranche B Warrants,” and, together with the Tranche A Warrants, the “Extraction Warrants”), that were issued and outstanding immediately prior to the Extraction Merger Effective Time, were cancelled and the Company executed a replacement warrant agreement for the Tranche A Warrants and a replacement warrant agreement for the Tranche B Warrants (each, a “Replacement Warrant Agreement”) and issued to each holder of the Extraction Warrants a replacement warrant (each, a “Replacement Warrant”) that is exercisable for a number of shares of Company Common Stock equal to the number of shares of Company Common Stock that would have been issued or paid to a holder of the number of shares of Extraction Common Stock into which such Extraction Warrant was exercisable immediately prior to the Extraction Merger Effective Time. Each Replacement Warrant has an exercise price as set forth in the applicable Replacement Warrant agreement, subject to adjustment as set forth therein.

The Replacement Warrants may be exercised, in whole or in part, at any time or from time to time on or before 5:00 p.m., New York time, on (x) January 20, 2025, in the case of the Replacement Warrants for the Tranche A Warrants, or (y) January 20, 2026, in the case of the Replacement Warrants for the Tranche B Warrants. The number shares of Company Common Stock for which a Replacement Warrant is exercisable, and the exercise price of such Replacement Warrant, are subject to customary adjustments from time to time upon the occurrence of certain events, including the payment of in-kind dividends or distributions, splits, subdivisions or combinations of shares of Company Common Stock. A holder of a Replacement Warrant, in its capacity as such, is not entitled to any rights whatsoever as a stockholder of the Company, except to the extent expressly provided in the applicable Replacement Warrant agreement.

Crestone Peak Merger

Pursuant to the Crestone Merger Agreement, at the effective time of the Crestone Peak Merger (as defined below) (the “Crestone Merger Effective Time”), (i) Merger Sub 1 merged with and into Crestone Peak (the “Merger Sub 1 Merger”), with Crestone Peak continuing its existence as the surviving corporation as a wholly owned subsidiary of the Company following the Merger Sub 1 Merger (the “Crestone Surviving Corporation”), and (ii) subsequently, the Crestone Surviving Corporation merged with and into Merger Sub 2 (the “Merger Sub 2 Merger” and together with the Merger Sub 1 Merger, the “Crestone Peak Merger” and together with the Extraction Merger, the “Transactions”), with Merger Sub 2 continuing its existence as the surviving entity as a wholly owned subsidiary of the Company (the “Crestone Surviving Entity”).

Pursuant to the Crestone Merger Agreement, at the effective time of the Merger Sub 1 Merger (the “Merger Sub 1 Merger Effective Time”), the shares of Crestone Peak common stock, par value $0.01 per share (“Crestone Peak Common Stock”) (excluding shares of Crestone Peak Common Stock held by Crestone Peak as treasury shares or by the Company or Merger Sub 1 immediately prior to the Merger Sub 1 Merger Effective Time), issued and outstanding as of immediately prior to the Merger Sub 1 Merger Effective Time were converted into the right to collectively receive 22,500,000 shares of Company Common Stock (the “Crestone Peak Merger Consideration”). In addition, at the effective time of the Merger Sub 2 Merger (the “Merger Sub 2 Merger Effective Time”), each share of common stock of the Crestone Surviving Corporation issued and outstanding as of immediately prior to the Merger Sub 2 Merger Effective Time was automatically cancelled and each unit of Merger Sub 2 issued and outstanding immediately prior to the Merger Sub 2 Merger Effective Time remained issued and outstanding and represents the only outstanding units of the Crestone Surviving Entity immediately following the Merger Sub 2 Merger.

The Crestone Merger Agreement does not provide for specific treatment of equity compensation awards in connection with the Crestone Peak Merger. Certain Crestone Peak employees held profits interest and phantom equity awards based upon the Class B units of CPR vested in connection with the Crestone Peak Merger under the terms and conditions of the governing equity compensation plans. No employees received settlement payments with respect to any outstanding profits interests, but the outstanding phantom equity awards vested in connection with the Crestone Peak Merger and certain Crestone Peak employees received an aggregate amount of approximately $1.5 million in cash for settlement with respect to the outstanding phantom equity awards in connection with the Crestone Peak Merger.

Following the completion of the Extraction Merger and the Crestone Peak Merger, persons who were stockholders of the Company, Extraction and Crestone Peak immediately prior to the Crestone Peak Merger own approximately 37%, 37% and 26% of the combined company, respectively.

The foregoing description of the Merger Agreements, the Replacement Warrant Agreements and the Transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreements, which are attached as Exhibit 2.1 and Exhibit 2.2 hereto, and the Replacement Warrant Agreements, which are attached as Exhibit 10.1 and 10.2 hereto.

The foregoing description of the Extraction Equity Plan and the Extraction RSU Awards is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Extraction Equity Plan and the form of Extraction RSU Award, which are attached hereto as Exhibit 10.3 and Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

The events described in this Current Report on Form 8-K took place in connection with the completion of the Transactions.

For additional information about the Merger Agreements and the transactions contemplated thereby, including the Transactions, please read the Company’s proxy statement/prospectus dated September 28, 2021 filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 28, 2021 (the “Proxy Statement/Prospectus”).

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Company Credit Agreement

Contemporaneously with the Crestone Merger Effective Time, in connection with the Transactions, the Company, as borrower, JPMorgan Chase Bank, N.A., as the administrative agent (the “Administrative Agent”), and a syndicate of financial institutions, as lenders, entered into an Amended and Restated Credit Agreement, dated as of November 1, 2021 (the “New Credit Agreement”) having an Aggregate Maximum Credit Amount (as defined in the New Credit Agreement) of $2.0 billion. The New Credit Agreement, among other things: (i) increases the aggregate elected commitments to from

$400.0 million to $800.0 million, (ii) increases the available borrowing base from $500.0 million to $1.0 billion, (iii) extends the maturity date of the New Credit Agreement to November 1, 2025 and (iv) amends the borrowing base adjustment provisions such that, between borrowing base determinations, downward adjustments related to the incurrence of certain permitted indebtedness will only take into account such indebtedness that exceeds $500.0 million through April 2022 and, thereafter, if the Company’s pro-forma leverage ratio is less than 1.50:1. Under the New Credit Agreement, the Company’s credit facility will be guaranteed by all restricted domestic subsidiaries of the Company including by the Extraction Surviving Corporation, the Crestone Surviving Entity, and all their respective subsidiaries, and will be secured by first priority security interests on substantially all assets, including a mortgage on at least 90% of the total value of the proved oil and gas properties evaluated in the most recently delivered reserve reports prior to the amendment effective date, including any engineering reports relating to the oil and gas properties of the Extraction Surviving Corporation, the Crestone Surviving Entity, their respective subsidiaries, of each of the Company, all restricted domestic subsidiaries of the Company, the Extraction Surviving Corporation and the Crestone Surviving Entity, in each case, subject to customary exceptions.

The foregoing description of the New Credit Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the New Credit Agreement, which is attached hereto as Exhibit 10.5 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Supplemental Indentures

In connection with the entry into the New Credit Agreement, the Company, the Extraction Surviving Corporation, the Crestone Surviving Entity, and all of the respective subsidiaries of the Extraction Surviving Corporation and the Crestone Surviving Entity (the “New Guarantors”), and Computershare Trust Company, N.A., as trustee (“Computershare”), entered into a first supplemental indenture (the “5.000% First Supplemental Indenture”), dated November 1, 2021, to that certain indenture, dated October 13, 2021 (the “5.000% Indenture”), between the Company, the guarantors party thereto and Computershare, pursuant to which the New Guarantors agreed to unconditionally guarantee all of the Company’s obligations under the Company’s 5.000% Senior Notes due 2026 and the 5.000% Indenture.

Additionally, in connection with the entry into the New Credit Agreement, the Company, the New Guarantors, and U.S. Bank National Association, as trustee (“US Bank”), entered into a second supplemental indenture (the “7.500% Second Supplemental Indenture” and together with the 5.000% First Supplemental Indenture, the “Supplemental Indentures”), dated November 1, 2021, to that certain indenture, dated April 1, 2021 (as amended, the “7.500% Indenture”), between the Company, the guarantors party thereto and US Bank, pursuant to which the New Guarantors agreed to unconditionally guarantee all of the Company’s obligations under the Company’s 7.500% Senior Notes due 2026 and the 7.500% Indenture.

The foregoing description of the Supplemental Indentures is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Supplemental Indentures, which are attached hereto as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Registration Rights Agreements

Kimmeridge Registration Rights Agreement

As previously announced, concurrently with the execution and delivery of the Extraction Merger Agreement, the Company and Kimmeridge Chelsea, LLC, an affiliate of Kimmeridge (the “Kimmeridge RRA Holder”), entered into a Registration Rights Agreement (the “Kimmeridge Registration Rights Agreement”), which became effective at the Extraction Merger Effective Time. Pursuant to the terms of the Kimmeridge Registration Rights Agreement, among other things and subject to certain restrictions, the Company is required to file with the SEC a registration statement on Form S-3 registering for resale the shares of the Company Common Stock issuable to the Kimmeridge RRA Holder upon consummation of the Extraction Merger and to conduct one underwritten offering or facilitate one block trade upon the request of the Kimmeridge RRA Holder. The Kimmeridge Registration Rights Agreement also provides the Kimmeridge RRA Holder with customary piggyback registration rights.

The foregoing summary of the Kimmeridge Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Kimmeridge Registration Rights Agreement, which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Crestone Registration Rights Agreement

Pursuant to the terms of the Crestone Merger Agreement, the Company and the Initial Holders (as defined in the CP Registration Rights Agreement (as defined below)) (the “CP RRA Holders”), entered into a Registration Rights Agreement (the “CP Registration Rights Agreement”), concurrent with the closing of the Crestone Peak Merger. Pursuant to the terms of the CP Registration Rights Agreement, among other things and subject to certain restrictions, the Company will be required to file with the SEC a registration statement on Form S-3 registering for resale the shares of the Company Common Stock issuable to the CP RRA Holders upon their request following consummation of the Crestone Peak Merger and to conduct or facilitate, as applicable, an aggregate of two underwritten offerings or block trades upon the request of certain of the CP RRA Holders. The CP Registration Rights Agreement also provides the RRA Holders with certain customary piggyback registration rights.

The foregoing description of the CP Registration Rights Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the CP Registration Rights Agreement, which is attached hereto as Exhibit 10.7 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Replacement Warrant Agreements

Pursuant to the terms of the Extraction Merger Agreement, the Company and Broadridge Corporate Issuer Solutions, Inc., entered into the Replacement Warrant Agreements, concurrent with the closing of the Extraction Merger.

The foregoing description of the Replacement Warrant Agreements is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Replacement Warrant Agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Board Observer and Confidentiality Agreement

In connection with the closing of the Crestone Peak Merger on November 1, 2021, the Company and CPPIB Crestone Peak Resources Canada Inc. (the “CPP Holder”), entered into a Board Observer and Confidentiality Agreement (the “Board Observer and Confidentiality Agreement”), concurrent with the closing of the Crestone Peak Merger. Pursuant to the terms of the Board Observer and Confidentiality Agreement, among other things and subject to certain restrictions, the CPP Holder will be permitted to designate a non-voting observer (the “Board Observer”) to the Board for so long as the CPP Holder owns an amount of shares of Company Common Stock that is equal to 10% or more of the total outstanding shares of Company Common Stock. The Board Observer will initially be David Chambers.

The foregoing description of the Board Observer and Confidentiality Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Board Observer and Confidentiality Agreement, which is attached hereto as Exhibit 10.8 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

Termination of the Tax Plan

Pursuant to the terms of the Tax Benefits Preservation Plan entered into on November 9, 2020 by and between the Company and Broadridge Corporate Issuer Solutions, Inc. (the “Tax Plan”), upon the closing of the Extraction Merger, the Rights (as defined in the Tax Plan) associated with each share of Company Common Stock expired, which had the effect of terminating the Tax Plan in accordance with its terms at the Extraction Merger Effective Time.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As discussed in the Introductory Note of this Current Report on Form 8-K, on November 1, 2021, the Company completed its previously announced merger of equals with Extraction pursuant to the terms of the Extraction Merger Agreement and the acquisition of Crestone Peak pursuant to the terms of the Crestone Merger Agreement.

At the Extraction Merger Effective Time, each eligible share of Extraction Common Stock issued and outstanding immediately prior to the Extraction Merger Effective Time was automatically converted into the right to receive 1.1711 shares of Company Common Stock, with cash paid in lieu of the issuance of any fractional shares, and each holder of Extraction Common Stock received a total dividend equalization payment of approximately 0.017225678 shares of Company Common Stock per share of Extraction Common Stock related to the June 30, 2021 and September 30, 2021 dividends as part of the Extraction Merger consideration, with cash paid in lieu of the issuance of fractional shares, if any.

At the Merger Sub 1 Merger Effective Time, the issued and outstanding shares of Crestone Peak Common Stock (excluding shares of Crestone Peak Common Stock held by Crestone Peak as treasury shares or by the Company or Merger Sub 1 immediately prior to the Merger Sub 1 Merger Effective Time), were converted into the right to collectively receive 22,500,000 shares of Company Common Stock.

The foregoing description of the Transactions, the Merger Agreements, and the transactions contemplated thereby, is a summary only, does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Merger Agreements. The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Company issued the Crestone Peak Merger Consideration in reliance on the exemptions from registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 1.01 and Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors; Appointment of Directors

As contemplated by the Extraction Merger Agreement, James Craddock, Paul Keglevic and Audrey Robertson resigned from the Board effective as of immediately prior to the Extraction Merger Effective Time. Effective as of the Extraction Merger Effective Time, the Board increased to eight members and appointed Benjamin Dell, Morris R. Clark, Carrie M. Fox and Howard A. Willard, III, whose biographies are included below.

As contemplated by the Crestone Merger Agreement, effective as of the Crestone Merger Effective Time, the Board increased to nine members and appointed James Trimble, whose biography is included below.

As of the Extraction Merger Effective Time:

•	Mr. Dell was appointed as chairman of the Board;

•	Mr. Clark and Jeffrey Wojahn were appointed as members of the Audit Committee of the Board (the “Audit Committee”) and Mr. Clark was appointed as the Chair of the Audit Committee;

•

Mr. Willard and Brian Steck were appointed as members of the Compensation Committee of the Board (the “Compensation Committee”), Ms. Hudak was removed as a member of the Compensation Committee, and Mr. Willard was appointed as the Chair of the Compensation Committee;

•

Mr. Dell and Mr. Willard were appointed as members of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) and Mr. Steck was appointed as Chair of the Nominating and Corporate Governance Committee; and

•

Mr. Dell and Ms. Fox were appointed as members of the Environmental, Social and Governance Committee of the Board (the “ESG Committee”), Mr. Wojahn was removed as a member of the ESG Committee, and Ms. Hudak was appointed as Chair of the ESG Committee.

As of the Crestone Merger Effective Time:

•	Mr. Trimble was appointed as a member of the Audit Committee and as a member of the ESG Committee.

Mr. Dell, age 44, joined the board of directors of Extraction (the “Extraction Board”) in January 2021. Mr. Dell is a Managing Partner of Kimmeridge, a private equity firm focused on unconventional oil and gas assets in the US upstream energy sector. Prior to founding Kimmeridge in 2012, Mr. Dell was a Senior Equity Research Analyst for oil and gas exploration and production at Sanford C. Bernstein starting in 2003. Previously, Mr. Dell was in the M&A and finance group with British Petroleum (BP). Mr. Dell began his career at BP as an exploration and geophysicist across several of BP’s regional business units. He holds a degree in Earth Sciences from St. Peter’s College, Oxford.

Ms. Fox, age 38, joined the Extraction Board in January 2021. Since November 2020, she has served as the Chief Financial Officer of Driltek Inc., a privately held global onshore and offshore upstream operations and decommissioning company. Ms. Fox also founded Cygnet Resources, a real property investment company, in September 2020. Previously, Ms. Fox served as the Vice President of Business Development of California Resources Corporation from 2014 to August 2020. From 2012 to 2014, Ms. Fox served as the Reservoir Management Team Leader for Occidental Petroleum. Ms. Fox also served as Occidental Petroleum’s Manager of California State Governmental Affairs from 2010 to 2012 and as their Reservoir and Production Engineer from 2006 to 2010. She holds a Bachelor of Science in Engineering from California Polytechnic State University.

Mr. Willard, age 58, joined the Extraction Board in January 2021. Mr. Willard was the Chairman and Chief Executive Officer of Altria Group, Inc. from May 2018 to April 2020. Previously, Mr. Willard was Altria’s Executive Vice President and Chief Operating Officer from March 2015 to May 2018 and their Executive Vice President and Chief Financial Officer from January 2011 to February 2015. Mr. Willard joined Altria in 1992 as Assistant Controller and progressed through a series of more senior positions. Mr. Willard previously worked at Salomon Brothers and Bain & Co. Mr. Willard also served as board member of SABMiller plc from 2009 to July 2015. He holds a Bachelor of Arts from Colgate University and a Master of Business Administration from the University of Chicago.

Mr. Clark, age 53, joined the Extraction Board in January 2021. Mr. Clark previously served as Vice President and Treasurer of Marathon Oil Corporation from 2014 to March 2019. From 2007 to 2014, Mr. Clark served as Assistant Treasurer of Marathon and began his career at Marathon in 2002 as Senior Tax Counsel. Prior to joining Marathon, Mr. Clark served as Senior Tax Counsel at Enron North America, as a Tax Attorney at the law firm of Bracewell & Patterson, and as a Senior Accountant with Touche Ross & Company (the predecessor Deloitte & Touche). Mr. Clark also serves on the Board of Trustees for the University of St. Thomas in Houston, Texas. He holds a Bachelor of Science in Accounting from Southern University, a Juris Doctor from Tulane Law School, and a Master of Laws from New York University School of Law.

Mr. Trimble, age 73, joined the Crestone Peak board of directors in 2016, and has served as its Chairman since 2018. He was previously the Interim Chief Executive Officer and President of Stone Energy Corporation from 2017 to 2018. Mr. Trimble was President and Chief Executive Officer of PDC Energy, Inc. (“PDC”) from 2011 to 2015. Prior to PDC, he founded and also led several oil and gas companies focused primarily on drilling in Texas, Louisiana and Oklahoma. In addition, Mr. Trimble served as the Senior Vice President of Exploration and Production for Cabot Oil and Gas for 17 years. Mr. Trimble holds a Bachelor of Science in Petroleum Engineering from Mississippi State University. He is a registered Professional Engineer in the State of Texas. He is active and has served on the board of several professional organizations including the Independent Oil and Gas Association of Pennsylvania, the Independent Oil and Gas Association of West Virginia, the Independent Petroleum Association of America, the American Petroleum Institute, the Society of Petroleum Engineers and the Texas Independent Producers & Royalty Owners Association. He is an honorably discharged Officer from the United States Army after serving 10 years of active and reserve duties. Mr. Trimble has served on the Board of Directors for Callon Petroleum Corporation since March 2012 (NYSE: CPE), Crestone Peak since October 2016 (private E&P), Stone Energy from March 2017 to May 2018 (NYSE: SGY) until its merger with Talos Energy (NYSE: TALO) and on the Talos board until May 2021. He was formerly on the board of directors of C&J Energy Services (“CJES”) (NYSE: CJES), PDC (NASDAQ: PDCE), Grand Gulf Energy Limited (ASX: GGE), Seisgen Exploration, Inc. (private company), and Blue Dolphin Energy Company (NASDAQ: BDCO). Mr. Trimble was an officer of PDC in September 2013, when each of twelve partnerships for which PDC was the managing general partner filed for bankruptcy in the bankruptcy court, Northern District of Texas, Dallas Division, and was on the board of CJES when it filed for bankruptcy in the court of the Southern District of Texas, Houston Division in July 2016.

In connection with their appointments, the Company has entered or will enter into its standard form of indemnity agreement with each of the new directors, which is incorporated by reference to Exhibit 10.9 hereto and incorporated by reference into this Item 5.02. The new directors will receive the non-employee director compensation detailed below for serving on the Board prorated to reflect their partial year of service in 2021.

Mr. Dell, Mr. Clark, Ms. Fox, Mr. Willard and Mr. Trimble (collectively, the “New Directors” and each, a “New Director”) are not related to any existing officer or director of the Company, or each other. There are no transactions or relationships between or among any of the New Directors and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

The Board assessed the independence of each New Director under the Company’s Corporate Governance Guidelines and the independence standards of the NYSE, and has determined that each of the New Directors are independent.

As of the Closing, the Board has nine members consisting of Mr. Dell as Chairman, Mr. Steck, Mr. Greager, Mr. Wojahn, Ms. Hudak, Mr. Clark, Ms. Fox, Mr. Willard and Mr. Trimble.

Director Compensation

The Company adopted a non-employee director compensation program (the “Director Compensation Program”) effective as of November 1, 2021. Pursuant to this program, non-employee directors will not receive any cash compensation for board service, but will receive the following cash compensation for service as chairs of the committees, as applicable:

Position	Annual Retainer
Audit Committee Chair	$25,000
Compensation Committee Chair	$20,000
Nominating and Corporate Governance Committee Chair	$15,000
ESG Committee Chair	$20,000

The Company will also reimburse non-employee directors for their ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board meetings, in accordance with the Company’s applicable expense reimbursement policies and procedures as in effect from time to time.

In addition, the Director Compensation Program also provides that non-employee directors will receive grants of deferred stock units (“DSUs”). Each year on the day of the Company’s annual stockholder meeting, the Board or Compensation Committee will grant each continuing non-employee director who will continue to serve on the Board DSUs with an approximate grant date fair market value (“GDFV”) of $300,000, determined using a 30-trading day volume weighted average price (“VWAP”) for the period ending on the day before the grant date. The DSUs will vest 25% each quarter.

In connection with the adoption of the Director Compensation Program, each continuing Company director and Mr. Trimble received an interim award of DSUs with a GDFV of $175,000, determined using a 30-trading day VWAP for the period ending on October 31, 2021. The DSUs vest one-third on January 1, 2022, one-third on April 1, 2022 and one-third on the date of the 2022 Company annual stockholder meeting. In satisfaction of services provided to Crestone prior to November 1, 2021, Mr. Trimble also received a one-time award of unrestricted stock with a GDFV of $83,333, determined using a 30-trading day VWAP for the period ending on October 31, 2021.

The description above is a summary and is qualified in its entirely by the Director Compensation Program and the LTIP Amendment (as defined below), which are filed as Exhibit 10.10 and Exhibit 10.11 to this Current Report and are incorporated herein by reference.

Departure of Executive Officers; Appointment of Executive Officers

In connection with the Extraction Merger, at the Extraction Merger Effective Time:

•	Brant DeMuth resigned from the office of Executive Vice President and Chief Financial Officer of the Company;

•	Scott Landreth resigned from the office of Treasurer of the Company;

•	Matt Owens was appointed as Chief Operating Officer of the Company;

•	Marianella Foschi was appointed as Chief Financial Officer of the Company;

•	Cyrus “Skip” Marter was appointed as General Counsel and Secretary of the Company;

•	Sandra Garbiso was appointed as Chief Accounting Officer and Treasurer of the Company; and

•	Brian Cain was appointed as Chief Sustainability Officer of the Company.

In connection with their appointments, the Company has entered or will enter into its standard form of indemnity agreement with each of the new executive officers, which is incorporated by reference to Exhibit 10.9 hereto and incorporated by reference into this Item 5.02.

Mr. Owens, age 35, was a founder of Extraction and served as its President and Chief Operating Officer beginning in January 2021. Previously, he was Extraction’s President and Chief Executive Officer from February 2020 to January 2021. From Extraction’s formation until April 2019, he served as Extraction’s President and from April 2019 to March 2020 he served as Extraction’s Acting Chief Executive Officer. Mr. Owens was also a member of Extraction’s board from its formation until January 2021. Mr. Owens has also served as a director of Triple Crown Resources, LLC, a private producer in the Midland Basin, since April 2017. From 2008 to 2010, he served as Operations Engineer for Gasco Energy, working deep, high-pressured gas in the Uinta Basin. While at Gasco Energy, he drilled and completed over 50 wells in the Mancos, Blackhawk and Mesaverde formations. From

2010-2012, Mr. Owens worked at PDC Energy, Inc., an oil and gas exploration and development company with a primary focus on the Wattenberg Field, as an Operations Engineer, leading the horizontal completion and production activities in the Wattenberg Field. He completed over 45 horizontal Codell and Niobrara wells and was responsible for optimizing production for the program. Mr. Owens holds a BS degree in petroleum engineering from the Colorado School of Mines.

Ms. Foschi, age 34, served as Extraction’s Chief Financial Officer beginning in January 2021 and was Extraction’s Vice President, Finance from September 2019 to January 2021. She previously served as Director of Finance at Extraction from May 2015 until September 2019. Prior to joining Extraction, from 2012 to 2015 Ms. Foschi was an Associate at The Blackstone Group in Houston, focused on mezzanine debt and equity investments across the energy sector. While at The Blackstone Group, Ms. Foschi was responsible for investing $1.5 billion of private capital in the energy sector. From 2010 to 2012, Ms. Foschi was an energy investment banker at Credit Suisse where she developed her expertise in debt, equity and advisory assignments for exploration and production, midstream and oilfield services companies. Ms. Foschi holds a Bachelor in Business Administration (Finance) and a Bachelor of Arts in Economics, both from the University of Texas.

Brian Cain, age 40, will serve as Chief Sustainability Officer for the Company. He served as Vice President of External Affairs and ESG Policy for Extraction where he oversaw the Extraction’s peer-leading ESG program, directs government and community relations, and serves as company spokesperson. Prior to joining Extraction in 2017, Mr. Cain served as Vice President, Energy Practice, for Hill & Knowlton Strategies from 2014-2017, where he advised leading energy companies on public policy issues, media and crisis strategy. Mr. Cain had previously served in global spokesperson and policy issues advocacy roles for Anadarko Petroleum and Chevron Phillips. He holds a bachelor’s degree from Texas A&M University and an MBA from Tulane University. In 2019, Mr. Cain was recognized as a Denver Business Journal 40 Under 40 winner.

Mr. Owens, Ms. Foschi, and Mr. Cain are not related to any existing officer or director of the Company, or each other. There are no transactions or relationships between or among Mr. Owens, Ms. Foschi, and Mr. Cain and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

The names and titles of the Company’s executive officers as of the Closing are as follows:

•	Eric Greager, President and Chief Executive Officer;

•	Matt Owens, Chief Operating Officer;

•	Marianella Foschi, Chief Financial Officer;

•	Sandra Garbiso, Chief Accounting Officer and Treasurer;

•	Cyrus “Skip” Marter, General Counsel and Secretary;

•	Brian Cain, Chief Sustainability Officer; and

•	Dean Tinsley, Senior Vice President, Operations.

Executive Compensation

In connection with the resignations and appointments of the Company’s executive officers as described above, the Company amended the executive officers’ cash compensation and equity award targets to the following, effective November 1, 2021.

Executive Officer	Title	Base Salary Effective November 1, 2021	Equity Award Target Effective November 1, 2021
Eric Greager	President and Chief Executive Officer	$800,000	4X of Base Salary
Matt Owens	Chief Operating Officer	$700,000	3X of Base Salary
Marianella Foschi	Chief Financial Officer	$575,000	3X of Base Salary
Sandi Garbiso	Chief Accounting Officer and Treasurer	$500,000	2X of Base Salary
Cyrus (Skip) Marter	General Counsel and Secretary	$650,000	2X of Base Salary
Dean Tinsley	Senior Vice President, Operations	$560,000	2X of Base Salary

Mr. Greager, Ms. Garbiso, Mr. Marter, and Mr. Tinsley shall remain entitled to receive a bonus under the Company’s 2021 Short-Term Incentive Plan (“STIP”), based on (i) their weighted average base salary and STIP target for the period January 1 through October 31, 2021, prorated downward by applying the fraction of 304/365, multiplied by (ii) the Company’s 2021 STIP performance percentage as determined by the Compensation Committee. Otherwise, no executive officer shall participate in the Company’s STIP going forward.

Starting in 2022, equity awards to executive officers will be allocated as follows, using the awards’ grant-date fair value: (i) one-quarter in time-based restricted stock units, with ratable vesting over three years; (ii) one-half in performance stock units tied to the Company’s absolute total shareholder return (“TSR”), with three-year cliff vesting; and (iii) one-quarter in performance stock units tied to the Company’s relative TSR, with three-year cliff vesting. Executive officers will be entitled to participate in the Company’s benefit plans in a manner consistent with other employees of the Company. Subject to availability, executive officers will also be entitled to a reserved parking space associated with the Company’s Denver office.

The Company has assumed, as of November 1, 2021, the employment agreements that were originally effective by and between Extraction and Mr. Owens and Ms. Foschi, respectively, pursuant to a first amendment to each agreement (the “Employment Agreement Amendments”) that will generally replace Extraction references with that of the Company (as amended, the “Employment Agreements”). The Employment Agreements would provide the officers with potential severance benefits in the event of a qualifying termination (described below), and would require the officers to comply with customary restrictive covenants following a termination of employment.

Upon a termination due to death or disability pursuant to the Employment Agreements, Mr. Owens and Ms. Foschi would be entitled to (i) a severance payment equal to 1.0 times the sum of the applicable officers base salary on the date of termination and (ii) pro-rata accelerated vesting of any outstanding equity-based compensation awards. Each executive would be entitled to receive the following severance benefits upon a termination by the executive for “good reason” or by the Company without “cause” (each as defined in the Employment Agreement and each, a “Qualifying Termination”), subject to providing a release in favor of the Company: (a) all accrued but unpaid rights; (b) a severance payment equal the executive’s annual base salary times a multiple of 2.0x for Mr. Owens and 1.5x for Ms. Foschi; (c) accelerated vesting of any outstanding equity-based awards (including full acceleration for time-based and pro-rata acceleration for performance-vesting awards) held by the executive as of the date of termination; and (d) continued coverage under our group health plan for any COBRA period (up to 18 months) elected for the executive and the executive’s spouse and eligible dependents, at no greater premium cost than that which applies to active senior executive employees. In addition, if such Qualifying Termination occurred within the 12-month period after a change in control of the Company, the severance entitlements would be modified to provide a severance payment of 3.0x base salary for Mr. Owens and 2.0x for Ms. Foschi.

The description of the Employment Agreements and the Employment Agreement Amendments above is a summary and is qualified in its entirely by the Employment Agreements and the Employment Agreement Amendments, which are filed as Exhibits 10.11, 10.12, 10.13 and 10.14 to this Current Report and are incorporated herein by reference.

Equity Incentive Plans

As described above, the Company has assumed and converted each Extraction RSU Award into a Converted RSU. In connection with such assumption and conversion of outstanding awards, effective November 1, 2021, the Company has also assumed the form restricted stock unit agreements that governed the Extraction RSU Awards, and the Extraction Equity Plan, including all shares of Extraction Common Stock that were reserved for issuance pursuant to the Extraction Equity Plan not subject to outstanding awards at the time of the Extraction Merger. The reserved shares available for issuance pursuant to the Extraction Equity Plan were adjusted by the Extraction Exchange Ratio, and will continue to be available for grants of new awards to eligible individuals pursuant to the Extraction Equity Plan.

In connection with the adoption of the Director Compensation Program described above, the Company has also adopted a First Amendment to the Bonanza Creek Energy, Inc. 2021 Long Term Incentive Plan (effective June 2, 2021) (the “Civitas LTIP”), effective November 1, 2021 (the “LTIP Amendment”). The LTIP Amendment clarified the name change that was applicable to the Civitas LTIP and all applicable form award agreements and plan documents associated with the Civitas LTIP, and allowed the Company to determine whether dividend rights granted pursuant to the Civitas LTIP should be reinvested, paid currently or paid in accordance with the terms of an associated award.

The description above is a summary and is qualified in its entirely by the Extraction Equity Plan, the form of Extraction RSU Award and the LTIP Amendment, which are filed as Exhibit 10.3, Exhibit 10.4 and 10.13, respectively, to this Current Report and are incorporated herein by reference.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Extraction Merger Effective Time, (i) the Third Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) was amended by that certain Certificate of Amendment to the Certificate (the “Certificate Amendment”), and (ii) the Fourth Amended and Restated Bylaws of the Company were amended and restated (the “Fifth A&R Bylaws”), in each case to change the name of the Company from Bonanza Creek Energy, Inc. to Civitas Resources, Inc.

On November 1, 2021, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware eliminating all provisions of the Certificate of Designations filed by the Company with the Secretary of State of the State of Delaware on November 9, 2020 related to the series of preferred stock designated as Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”) established pursuant to the Tax Plan. Such shares previously designated Series A Preferred Stock will be returned to the authorized but undesignated shares of the Company’s preferred stock.

The foregoing description of the Certificate Amendment, the Fifth A&R Bylaws and the Certificate of Elimination does not purport to be complete and is qualified in its entirety by reference to the Certificate Amendment, the Fifth A&R Bylaws and the Certificate of Elimination, which are attached as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3 hereto, respectively.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

At the Extraction Merger Effective Time, the Code of Business Conduct and Ethics of the Company was amended (as amended, the “Amended Code of Ethics”) to change the name of the Company from Bonanza Creek Energy, Inc. to Civitas Resources, Inc.

The foregoing description of the Amended Code of Ethics does not purport to be complete and is qualified in its entirety by reference to the Amended Code of Ethics, which is attached as Exhibit 14.1 hereto.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

On November 1, 2021, the Company issued a news release announcing the completion of the Transactions and other matters. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(a)    Financial Statements.

The audited consolidated and combined balance sheets of Extraction as of December 31, 2020 and 2019 and the audited consolidated and combined statements of operations, statements of cash flows and statements of changes in equity of Extraction for the years ended December 31, 2020, 2019 and 2018, the notes related thereto, are incorporated by reference to Extraction’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2020, filed on March 18, 2021, and incorporated by reference into this Item 9.01(a).

The unaudited consolidated and combined balance sheets of Extraction as of June 30, 2021 and 2020 and the unaudited consolidated and combined statements of operations, statements of cash flows and statements of changes in equity of Extraction for the six months ended June 30, 2021 and 2020, and the notes related thereto, are incorporated by reference to Extraction’s Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2021, filed on August 9, 2021, and incorporated by reference into this Item 9.01(a).

The audited consolidated financial statements of Crestone Peak as of December 31, 2020 and 2019 and for the two years then ended, are incorporated by reference into this Item 9.01(a) from Annex K of the Company’s registration statement on Form S-4 filed on July 14, 2021, and incorporated by reference into this Item 9.01(a).

The unaudited consolidated and combined balance sheets of Crestone Peak as of June 30, 2021 and 2020 and the unaudited consolidated and combined statements of operations, statements of cash flows and statements of changes in equity of Extraction for the six months ended June 30, 2021 and 2020, and the notes related thereto, are incorporated by reference to Annex L of the Company’s registration statement on Form S-4/A filed on August 27, 2021, and incorporated by reference into this Item 9.01(a).

(b)    Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) for the year ended December 31, 2020 and as of and for the six months ended June 30, 2021 was previously filed in the Proxy Statement/Prospectus under the caption “Unaudited Pro Forma Condensed Combined Financial Statements,” and is incorporated by reference in this Current Report on Form 8-K.

(d)    Exhibits.

Exhibit No.	Description

2.1†	Agreement and Plan of Merger, dated as of May 9, 2021, by and among Bonanza Creek Energy, Inc., Raptor Eagle Merger Sub, Inc. and Extraction Oil & Gas, Inc. (incorporated by reference to Exhibit 2.1 to Bonanza Creek Energy, Inc.’s Current Report on Form 8-K filed on May 10, 2021).

2.2†	Agreement and Plan of Merger, dated as of June 6, 2021, by and among Bonanza Creek Energy, Inc., Raptor Condor Merger Sub 1, Inc., Raptor Condor Merger Sub 2, LLC, Crestone Peak Resources LP, CPPIB Crestone Peak Resources America Inc., Crestone Peak Resources Management LP and Extraction Oil & Gas, Inc. (incorporated by reference to Exhibit 2.1 to Bonanza Creek Energy, Inc.’s Current Report on Form 8-K filed on June 8, 2021).

2.3†	Amendment No. 1 to Agreement and Plan of Merger, dated as of June 6, 2021, by and among Bonanza Creek Energy, Inc., Raptor Eagle Merger Sub, Inc. and Extraction Oil & Gas, Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on June 8, 2021).

3.1*	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of Bonanza Creek Energy, Inc.

3.2*	Fifth Amended and Restated Bylaws of Civitas Resources, Inc.

3.3*	Certificate of Elimination of Series A Junior Participating Preferred Stock of Civitas Resources, Inc.

4.1*	First Supplemental Indenture, dated as of November 1, 2021, by and among Civitas Resources, Inc., Computershare Trust Company, N.A., as trustee, and certain guarantor parties thereto.

4.2*	Second Supplemental Indenture, dated as of November 1, 2021, by and among Civitas Resources, Inc., U.S. Bank National Association, as trustee, and certain guarantor parties thereto.

10.1*+	Tranche A Warrant Agreement, dated November 1, 2021, between Civitas Resources, Inc. and Broadridge Corporate Issuer Solutions, Inc.

10.2*+	Tranche B Warrant Agreement, dated November 1, 2021, between Civitas Resources, Inc. and Broadridge Corporate Issuer Solutions, Inc.

10.3+	Extraction Oil & Gas, Inc. 2021 Long Term Incentive Plan (incorporated by reference to Exhibit 10.6 to Extraction’s Current Report on Form 8-K (File No. 001-37907) filed with the Commission on January 20, 2021).

10.4+	Form of Restricted Stock Unit (RSU) Agreement (Time and Performance Vesting) (incorporated by reference to Exhibit 10.7 to Extraction’s Current Report on Form 8-K (File No. 001-37907) filed with the Commission on January 20, 2021).

10.5*†	Amended and Restated Credit Agreement, dated as of November 1, 2021, between Civitas Resources, Inc., as borrower, JPMorgan Chase Bank, N.A., as the administrative agent, and a syndicate of financial institutions, as lenders.

10.6	Registration Rights Agreement, dated as of May 9, 2021, by and between Bonanza Creek Energy, Inc. and Kimmeridge Chelsea, LLC (incorporated by reference to Exhibit 4.1 to Bonanza Creek Energy, Inc.’s Current Report on Form 8-K filed on May 10, 2021).

10.7*	Registration Rights Agreement, dated November 1, 2021, between Civitas Resources, Inc., and the persons identified on Schedule I thereto.

10.8*	Board Observer and Confidentiality Agreement, dated November 1, 2021, between Civitas Resources, Inc. and CPPIB Crestone Peak Resources Canada Inc.

10.9*+	Form of Indemnity Agreement between Civitas Resources, Inc. and the directors and executive officers of Civitas Resources, Inc.

10.10*+	Director Compensation Program, dated November 1, 2021.

10.11*+	First Amendment to the Bonanza Creek Energy, Inc. 2021 Long Term Incentive Plan.

10.12+	Employment Agreement, dated as of January 20, 2021, by and between Extraction Oil & Gas, Inc. and Matthew R. Owens (incorporated by reference to Exhibit 10.10 to Extraction’s Current Report on Form 8-K (File No. 001-37907) filed with the Commission on January 20, 2021).

10.13*+	First Amendment to Employment Agreement, dated November 1, 2021, by and between Extraction Oil & Gas, Inc., Civitas Resources, Inc. and Matthew R. Owens.

10.14+	Employment Agreement, dated as of January 20, 2021, by and between Extraction Oil & Gas, Inc. and Marianella Foschi (incorporated by reference to Exhibit 10.11 to Extraction’s Current Report on Form 8-K (File No. 001-37907) filed with the Commission on January 20, 2021).

10.15*+	First Amendment to Employment Agreement, dated November 1, 2021, by and between Extraction Oil & Gas, Inc., Civitas Resources, Inc. and Marianella Foschi.

14.1*	Code of Business Conduct and Ethics of Civitas Resources, Inc.

23.1*	Consent of Deloitte & Touche LLP relating to CPPIB Crestone Peak Resources America Inc.

23.2*	Consent of PricewaterhouseCoopers LLP relating to Extraction Oil & Gas, Inc.

23.3*	Consent of Netherland, Sewell & Associates, Inc. relating to CPPIB Crestone Peak Resources America Inc.

23.4*	Consent of Ryder Scott Company, L.P. relating to Extraction Oil & Gas, Inc.

99.1**	Press Release, dated November 1, 2021.

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
**	Furnished herewith.
†

Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Commission upon request.

+	Management contract or compensatory plan or agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVITAS RESOURCES, INC.

Dated: November 3, 2021	By:	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
General Counsel and Secretary